Ex. 10.2

EXECUTION COPY

AMENDMENT NO. 1
Dated as of March 28, 2005
to
LOAN AND SECURITY AGREEMENT
Dated as of December 19, 2003

     THIS AMENDMENT NO. 1 to LOAN AND SECURITY AGREEMENT is entered into as of March 28, 2005 between SILVERLEAF FINANCE II, INC., a Delaware corporation (“SPV”), and TEXTRON FINANCIAL CORPORATION, a Delaware corporation (“TFC”). Capitalized terms used herein and not defined herein having the meaning ascribed thereto in Schedule I to the Loan and Security Agreement, dated as of December 19, 2003 (as may be amended, restated, supplemented or otherwise modified from time to time, the “SPV Loan Agreement”), between SPV and TFC.

PRELIMINARY STATEMENTS

A. SPV and TFC desire to amend certain provisions of the SPV Loan Agreement in order to extend an additional advance in the principal amount of $26,333,737.55 to SPV to be secured, in part, with additional Receivables pledged under the SPV Loan Agreement, all in accordance with the terms of the SPV Loan Agreement, as amended hereby.

B. In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Amendments to the SPV Loan Agreement. Effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 2 below, the SPV Loan Agreement is hereby amended as follows:

     1.1 Section 2.1 is hereby amended and restated as follows:

     “2.1 Loan. Upon the terms and subject to the conditions set forth in this Loan Agreement, including satisfaction of the conditions precedent in Section 4, TFC shall make an advance (the “First Advance”) to SPV on December 19, 2003 in a principal amount equal to the lesser of (x) $66,380,808.54 or (y) the Advance Amount then in effect. On March 28, 2005 (the “Second Advance Funding Date”) TFC shall make a second advance in a principal amount equal to $26,333,737.55 (the “Second Advance” and together with the First Advance, the “Loan”); provided, however, the sum of the First Advance and the Second Advance shall not exceed the Advance Amount then in effect. At the request of SPV, on the Closing Date, proceeds of the First Advance will be disbursed by TFC to pay the purchase price of the Receivables acquired by SPV from Developer and to pay dividends to Developer. At the request of SPV, on the Second Advance Funding Date, proceeds of the Second Advance will be disbursed by TFC to pay the purchase price of the Receivables acquired by SPV from Developer and to pay dividends to Developer. Amounts repaid in respect of the Loan may not be reborrowed.”

     1.2 Section 2.2 is hereby amended and restated as follows:

     “2.2 Interest Payment. The aggregate principal amount of the First Advance which is outstanding from time to time shall bear interest at a rate equal to the First Advance Interest Rate or, at TFC’s election and sole discretion after the occurrence of an Event of Default or the First Advance Maturity Date, at the First Advance Default Interest Rate. The aggregate principal amount of the Second Advance which is outstanding from time to time shall bear interest at a rate equal to the Second Advance Interest Rate or, at TFC’s election and sole discretion after the occurrence of an Event of Default or the Second Advance Maturity Date, at the Second Advance Default Interest Rate. Interest, in each case, shall be payable in arrears on each Payment Date in respect of the immediately preceding Settlement Period or, after the occurrence of an Event of Default, the First Advance Maturity Date with respect to interest due on the First Advance or the Second Advance Maturity Date with respect to interest due on the Second Advance, upon demand. Any payment received by TFC later than 12 noon E.S.T. on any Business Day shall be deemed to have been received on the next Business Day.”

     1.3 Section 2.5(a) is hereby amended and restated as follows:

     “(a) Final Payments. SPV agrees to pay (i) the entire outstanding principal balance of the First Advance in full on or before the First Advance Maturity Date and (ii) the entire outstanding principal balance of the Second Advance, together with all other Obligations, in full on or before the Second Advance Maturity Date.”

     1.4 The first sentence of Section 2.5(c) is hereby replaced with the following two sentences:

     “On each Payment Date, SPV shall prepay (i) the principal amount of the First Advance by an amount equal to 85% of the First Advance Principal Distributable Amount and (ii) the principal amount of the Second Advance by an amount equal to 85% of the Second Advance Principal Distributable Amount, in each case, for the immediately preceding Settlement Period. If at any time it is determined, absent manifest error, that the aggregate Outstanding Balance of PPM Receivables in Pool II determined as of the Second Advance Funding Date related to the Second Advance is greater than zero, SPV shall (within one Business Day of such determination) repay such amount to TFC.”

     1.5 Section 2.5(d) is hereby amended and restated as follows:

     “(d) Timeshare Upgrades. With respect to the Pledged Receivables that become Upgrade Receivables during a Settlement Period, and without duplication of principal payments in respect of such Pledged Receivables actually received with respect to such Pledged Receivables, SPV shall be deemed to have received a principal payment in an amount equal to the Outstanding Balance of such Pledged Receivables, and the Subservicer shall remit to the Collection Account, prior to the immediately succeeding Payment Date, the excess of (x) such amount over (y) the amount, if any, deducted from the First Advance Principal Distributable Amount or the Second Advance Principal Distributable Amount, as the case may be, for such Settlement Period pursuant to clause (iv) of the definition of the First Advance Principal Distributable Amount or the Second Advance Principal Distributable Amount.

     1.6 Clause (ii) of Section 3.2(a) is hereby amended and restated as follows:

     “(ii) the aggregate Outstanding Balance of any Exchange Receivable attributable to Pool I shall not cause the aggregate Outstanding Balance of all Exchange Receivables attributable to Pool I for such Settlement Period and each preceding Settlement Period to exceed 20% of the Initial Advance Amount; the aggregate Outstanding Balance of any Exchange Receivable attributable to Pool II shall not cause the aggregate Outstanding Balance of all Exchange Receivables attributable to Pool II for such Settlement Period and each preceding Settlement Period to exceed 20% of the principal amount of the Second Advance on the Second Advance Funding Date; the aggregate Outstanding Balance of any Replacement Receivables attributable to Pool I shall not cause the aggregate Outstanding Balance of all Replacement Receivables attributable to Pool I for such Settlement Period and each preceding Settlement Period to exceed 20% of the Initial Advance Amount; and the aggregate Outstanding Balance of any Replacement Receivables attributable to Pool II shall not cause the aggregate Outstanding Balance of all Replacement Receivables attributable to Pool II for such Settlement Period and each preceding Settlement Period to exceed 20% of the principal amount of the Second Advance on the Second Advance Funding Date;”

     1.7 Clause (vi) of Section 3.2(a) is hereby amended and restated in its entirety to read:

     “(vi) each of the following shall be true:

          (A) (1) with respect to all Exchange Receivables to be added into Pool I and all Deleted Receivables to be removed from Pool I for such Substitution Date, the aggregate Outstanding Balance of all such Exchange Receivables shall equal or exceed (but only to the extent necessary to allow whole Receivable exchanges) the aggregate Outstanding Balance of all such Deleted Receivables as of such Substitution Date;

               (2) with respect to all Exchange Receivables to be added into Pool II and all Deleted Receivables to be removed from Pool II for such Substitution Date, the aggregate Outstanding Balance of all such Exchange Receivables shall equal or exceed (but only to the extent necessary to allow whole Receivable exchanges) the aggregate Outstanding Balance of all such Deleted Receivables as of such Substitution Date;

          (B) (1) with respect to all Replacement Receivables to be added into Pool I and Upgrade Receivables to be removed from Pool I for such Substitution Date, the aggregate Outstanding Balance of all such Replacement Receivables shall equal or exceed (but only to the extent necessary to allow whole Receivable replacements) the aggregate Outstanding Balance of all such Upgrade Receivables as of such Substitution Date;

               (2) with respect to all Replacement Receivables to be added into Pool II and Upgrade Receivables to be removed from Pool II for such Substitution Date, the aggregate Outstanding Balance of all such Replacement Receivables shall equal or exceed (but only to the extent necessary to allow whole Receivable replacements) the aggregate Outstanding Balance of all such Upgrade Receivables as of such Substitution Date;

          (C) (1) with respect to all Substitute Receivables to be added into Pool I for such Substitution Date that constitute ONS Receivables, the aggregate Outstanding Balance of all such ONS Receivables shall not exceed the aggregate Outstanding Balance of all Deleted Receivables and Upgrade Receivables to be removed from Pool I for such Substitution Date that constitute ONS Receivables;

               (2) with respect to all Substitute Receivables to be added into Pool II for such Substitution Date that constitute ONS Receivables, the aggregate Outstanding Balance of all such ONS Receivables shall not exceed the aggregate Outstanding Balance of all Deleted Receivables and Upgrade Receivables to be removed from Pool II for such Substitution Date that constitute ONS Receivables;

          (D) (1) with respect to all Substitute Receivables to be added into Pool I for such Substitution Date that constitute PPM Receivables, the aggregate Outstanding Balance of all such PPM Receivables shall not exceed the aggregate Outstanding Balance of all Deleted Receivables and Upgrade Receivables to be removed from Pool I for such Substitution Date that constitute PPM Receivables;

               (2) no Substitute Receivable to be added into Pool II is a PPM Receivables;

          (E) with respect to all Substitute Receivables to be added into Pool I, the aggregate Outstanding Balance of all such Substitute Receivables shall equal or exceed the aggregate Outstanding Balance of all Deleted Receivables and Upgrade Receivables for such Substitution Date that were included in Pool I; and

          (F) with respect to all Substitute Receivables to be added into Pool II, the aggregate Outstanding Balance of all such Substitute Receivables shall equal or exceed the aggregate Outstanding Balance of all Deleted Receivables and Upgrade Receivables for such Substitution Date that were included in Pool II.”

     1.8 Each instance of the term “Maturity Date” in Section 5.6 is hereby replaced with the term “Second Advance Final Maturity Date.”

     1.9 Clauses (vi) and (vii) of Section 6.1 are hereby amended and restated in their entirety as follows:

     “(vi) the aggregate Outstanding Balance of PPM Receivables in Pool I determined as of the Cut-off Date does not exceed 5% of the aggregate Outstanding Balance of the Sold Receivables and the Contributed Receivables determined as of the Cut-off Date, and, as of the Second Advance Funding Date, no Pledged Receivable in Pool II is a PPM Receivable; and (vii) as of each Substitution Date, the aggregate Outstanding Balance of Exchange Receivables and Replacement Receivables to be added into Pool I for that Substitution Date that constitute PPM Receivables does not exceed the aggregate Outstanding Balance of the Deleted Receivables and Upgrade Receivables for that Substitution Date that constitute PPM Receivables, and no Substitute Receivable to be added into Pool II is a PPM Receivable.”

     1.10 Section 7.6(i) is hereby amended and restated as follows:

     “(i) Monthly Reports. As soon as available and in any event within nine (9) days after the end of each calendar month, a report showing (A)(I) the trial balance of the Pledged Receivables in Pool I and (II) the trial balance of the Pledged Receivables in Pool II; (B)(I) a current aging and delinquency report with respect to the Pledged Receivables in Pool I and (II) a current aging and delinquency report with respect to the Pledged Receivables in Pool II; (C)(I) a report detailing the collections on each of the Pledged Receivables in Pool I and (II) a report detailing the collections on each of the Pledged Receivables in Pool II; (D)(I) an Advance Amount report with respect to the First Advance and, (II) an Advance Amount report with respect to the Second Advance; (E) monthly reports from the Account Agent and Blocked Account Agreement; and (F) other monthly reports required pursuant to the Subservicing Agreement.”

     1.11 Section 7.32 is hereby amended and restated as follows:

     “7.32 Breakage Costs. In the event (i) the First Advance is paid or the Confirmation to the ISDA Master Agreement, dated the Closing Date, is terminated prior to July 1, 2010 or (ii) the Second Advance is paid or the Confirmation to the ISDA Master Agreement, dated as of March 28, 2005, is terminated prior to September 1, 2011, any related breakage costs or early termination payment will be paid by SPV to TFC upon demand therefor.”

     1.12 Schedule I to the SPV Loan Agreement is hereby amended by adding the following new terms, each in the correct alphabetical position:

     First Advance. Defined in Section 2.1 of the SPV Loan Agreement.

     First Advance Default Interest Rate. 9.035% per annum; provided, however that the First Advance Default Interest Rate shall in no event exceed the highest interest rate permitted to be charged under applicable usury laws.

     First Advance Interest Rate. 7.035% per annum.

     First Advance Maturity Date. The earlier of (i) the Payment Date occurring on March, 2014 any (ii) the date on which the First Advance becomes due under Section 9.1 of the SPV Loan Agreement.

     First Advance Principal Distributable Amount. With respect to any Settlement Period, the sum of (i) Principal Collections received during such Settlement Period or deemed to have been received during such Settlement Period pursuant to Section 2.5(d) of the SPV Loan Agreement with respect to Receivables in Pool I, plus (ii) the aggregate Outstanding Balance of all Receivables in Pool I which were actually charged off during such Settlement Period and which were charged off prior to becoming ninety days past due, plus (iii) the aggregate Outstanding Balance of all Receivables in Pool I which are past due 91 to 120 days, minus (iv) the aggregate Outstanding Balance of Replacement Receivables contributed by Developer to SPV on or prior to the Payment Date immediately following such Settlement Period, but only to the extent that (A) such Replacement Receivables relate to Permitted Timeshare Upgrades of Receivables during such Settlement Period, (B) such aggregate Outstanding Balance does not exceed the aggregate Outstanding Balance of Receivables that became Upgrade Receivables during such Settlement Period, (C) the conditions to such Replacement Receivables becoming Substitute Receivables pursuant to Section 3.2 of the SPV Loan Agreement are satisfied on or prior to such Payment Date, and (D) such Receivables are included in Pool I.

     Pool I. The pool of Receivables sold or contributed by Developer to SPV and pledged to TFC on the Closing Date and each Substitute Receivable added to Pool I on a Substitution Date.

     Pool II. The pool of Receivables sold or contributed by Developer to SPV and pledged to TFC on the Second Advance Funding Date and each Substitute Receivable added to Pool II on a Substitution Date.

     Second Advance. Defined in Section 2.1 of the SPV Loan Agreement.

     Second Advance Default Interest Rate. 11.90% per annum; provided, however that the Second Advance Default Interest Rate shall in no event exceed the highest interest rate permitted to be charged under applicable usury laws.”

     Second Advance Funding Date. Defined in Section 2.1 of the SPV Loan Agreement.

     Second Advance Interest Rate. 7.90% per annum.

     Second Advance Maturity Date. The earlier of (i) the Payment Date occurring in September, 2011 and (ii) the date on which the Second Advance becomes due under Section 9.1 of the SPV Loan Agreement.

     Second Advance Principal Distributable Amount. With respect to any Settlement Period, the sum of (i) Principal Collections received during such Settlement Period or deemed to have been received during such Settlement Period pursuant to Section 2.5(d) of the SPV Loan Agreement with respect to Receivables in Pool II, plus (ii) the aggregate Outstanding Balance of all Receivables in Pool II which were actually charged off during such Settlement Period and which were charged off prior to becoming ninety days past due, plus (iii) the aggregate Outstanding Balance of all Receivables in Pool II which are past due 91 to 120 days, minus (iv) the aggregate Outstanding Balance of Replacement Receivables contributed by Developer to SPV on or prior to the Payment Date immediately following such Settlement Period, but only to the extent that (A) such Replacement Receivables relate to Permitted Timeshare Upgrades of Receivables during such Settlement Period, (B) such aggregate Outstanding Balance does not exceed the aggregate Outstanding Balance of Receivables that became Upgrade Receivables during such Settlement Period, (C) the conditions to such Replacement Receivables becoming Substitute Receivables pursuant to Section 3.2 of the SPV Loan Agreement are satisfied on or prior to such Payment Date, and (D) such Receivables are included in Pool II.

     1.13 Schedule I to the SPV Loan Agreement is hereby amended by amending and restating the following definitions:

     Applicable Default Rate. When used with reference to the First Advance, the First Advance Default Interest Rate; when used with reference to Second Advance, the Second Advance Default Interest Rate; and when used otherwise, the higher of the First Advance Default Interest Rate and the Second Advance Default Interest Rate.

     Applicable Interest Rate. When used with reference to the First Advance, the First Advance Default Interest Rate; when used with reference to Second Advance, the Second Advance Interest Rate; and when used otherwise, the higher of the First Advance Interest Rate and the Second Advance Default Interest.

     Cut-off Date. With respect to the Receivables pledged to TFC pursuant to the SPV Loan Agreement on the Closing Date, November 30, 2003, and with respect to the Receivables pledged to TFC pursuant to the SPV Loan Agreement on the Second Advance Funding Date, February 28, 2005.

     Developer Address. 1221 Riverbend Drive, Suite 120, Dallas, Texas 75247, Attention: Mr. Robert Mead, CEO, Telephone: 214-631-1166, Facsimile: 214-905-0514.

     Maturity Date. The First Advance Maturity Date or the Second Advance Maturity Date, as applicable.

     SPV Address. 1221 Riverbend Drive, Suite 120, Dallas, Texas 75247, Attention: Mr. Robert Mead, CEO, Telephone: 214-631-1166, Facsimile: 214-905-0514.

     SPV Hedge Agreement. The ISDA Master Agreement, Schedule and Confirmation, each dated as of December 22, 2003 and the Confirmation, dated as of March 28, 2005, between SPV and TFC, as amended or modified with the prior written consent of TFC and the Administrative Agent.

     SPV Note. Collectively, (i) the Amended and Restated SPV Note, dated the Second Advance Funding Date, in the principal amount of $66,380,808.54 evidencing the First Advance and (ii) the SPV Note, dated the Second Advance Funding Date, in the principal amount of $26,333,737.55 evidencing the Second Advance, in each case, executed and delivered by SPV to the Administrative Agent concurrently with the funding of the Second Advance.

     1.14 Exhibits A, B, E, H and K to the SPV Loan Agreement are hereby amended and restated in their entirety to read as set forth on Exhibit B attached hereto.

     SECTION 2. Conditions Precedent. The obligation of TFC to enter into this Amendment and to fund the Second Advance shall be subject to the satisfaction of the conditions precedent set forth below on or before the Second Advance Funding Date:

     (a) Developer, SPV and the Subject Person shall have executed and delivered (or cause to be executed and delivered, as the case may be, by all parties thereto), to TFC fully executed copies of the following (the “Second Advance Documents”):

          (i) this Amendment,

          (ii) an Amended and Restated SPV Note, dated as of the Second Advance Funding Date, in the principal amount of $66,380,808.54,

          (iii) a second SPV Note, dated as of the Second Advance Funding Date, in the principal amount of $26,333,737.55,

          (iv) a Sale Assignment, dated as of the Second Advance Funding Date, between Developer and SPV,

          (v) a recordable bill of sale made by Developer evidencing the sale or contribution by Developer to SPV of all Receivables and related Timeshare Mortgages related to the Second Advance and a recordable collateral assignment by SPV to TFC of all Receivables and related Timeshare Mortgages related to the Second Advance,

          (vi) Amendment No. 1 to the Developer Transfer Agreement, dated as of the Second Advance Funding Date, between Developer and SPV,

          (vii) Amendment No. 1 to the Subservicing Agreement, dated as of the Second Advance Funding Date, among TFC, Developer and Textron Business Services Inc.,

          (viii) Amendment No. 1 to the Back-Up Servicing Agreement, dated as of the Second Advance Funding Date, between Developer, TFC and Back-Up Servicer,

          (ix) a Confirmation, dated as of March 28, 2005, to the Master ISDA Agreement, dated as of December 19, 2003, between SPV and TFC, and

          (x) such other instruments and documents as TFC shall require.

     (b) TFC and the Administrative Agent shall have completed, and been satisfied with, its legal and business due diligence regarding the Pledged Receivables related to the Second Advance.

     (c) TFC shall have received from counsel to SPV and Developer, opinions satisfactory to TFC and the Administrative Agent (including as to the addresses thereof), which opinion shall include such matters as were covered by the opinions delivered on the Closing Date, taking into account the matters contemplated by the Second Advance Documents and such other matters as TFC or the Administrative Agent may reasonably request.

     (d) TFC shall have received a Contract Schedule setting forth the Receivables securing the Second Advance.

     (e) All of the following shall be true:

          (i) TFC shall have obtained such searches of the applicable public records as it deems necessary under applicable laws to verify that SPV has a valid ownership interest, and TFC has a first and prior perfected Lien and security interest, covering the Collateral, subject only to Permitted Liens and Encumbrances;

          (ii) TFC and Heller Financial Inc. shall have entered into such escrow and pay-off arrangements as TFC shall require, and the conditions to the release of such escrow shall have been satisfied or waived;

          (iii) SPV shall have delivered to TFC Uniform Commercial Code termination statements from prior lenders and financing statements from Developer and SPV covering its portion of the Collateral, recorded in the public records of all Lien Filing Offices in which the Resorts, Developer or SPV are located (as defined by the Code) and filed with each applicable Secretary of State; and

          (iv) the Pledged Receivables shall be endorsed by Developer in favor of SPV and by SPV in favor of TFC.

     (f) All Timeshare Mortgages and Pledged Receivables endorsed and assigned to TFC must have evidence thereon of payment of all required documentary stamps and intangible taxes, if any are required.

     (g) The mortgagee’s title insurance policies shall be in form and substance satisfactory to TFC, shall be issued by the Title Insurance Company, name TFC as the insured party therein, contain such exceptions and conditions to title as TFC shall approve in writing, which approval shall not be unreasonably withheld, shall contain such affirmative coverage as TFC deems reasonably necessary and shall have been delivered to TFC.

     (h) The Subservicer and the Master Servicer shall have agreed upon a revised form of Monthly Report, which revised report will separately report the trial balance, aging and delinquency for, and collections on, Receivables in Pool I and Receivables in Pool II and otherwise reflect the transactions contemplated by the Second Advance Documents.

     (i) The other conditions precedent set forth in Section 4.1 of the SPV Loan Agreement that are not listed above, to the extent applicable to the matters contemplated by the Second Advance Documents, shall have been satisfied.

SECTION 3. Consent. The parties hereto hereby consent to Amendment No. 1 to Developer Transfer Agreement, dated as of the date hereof, between Developer and SPV and attached hereto as Exhibit A.

SECTION 4. Representations, Warranties and Covenants.

     4.1 Upon the effectiveness of this Amendment, SPV hereby reaffirms all covenants, representations and warranties made by it, to the extent the same are not amended hereby, in the Loan Documents, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment, except to the extent that any such covenants, representations and warranties expressly relate solely to an earlier date (in which case such covenants, representations and warranties shall have been true and accurate on and as of such earlier date). SPV hereby represents, warrants and certifies that, as of the date hereof, the outstanding principal amount of the Loan, including the Second Advance as provided for hereunder, does not exceed the Advance Amount.

     4.2 SPV hereby represents and warrants (i) that the Second Advance Documents to which it is a party constitute the legal, valid and binding obligation of SPV enforceable against SPV in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, no Developer Event of Termination, Event of Default, Subservicer Event of Default or event which would constitute a Developer Event of Termination, an Event of Default or a Subservicer Event of Default but for the requirement that notice be given or time elapse or both shall have occurred or be continuing.

     4.3 With respect to the Receivables related to the Second Advance, SPV, promptly after the Second Advance Funding Date, shall direct in writing each Person liable for the payment of any Pledged Receivable, to pay each installment thereon to the applicable Account Agent, pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from the Administrative Agent or, at the Administrative Agent’s direction, from SPV, after which such parties are and shall be directed to make all further payments on the Pledged Receivables in accordance with the directions of the Administrative Agent.

     4.4 A UCC Financing Statement number 040052121681 was filed and recorded on December 29, 2003 in the office of the Secretary of State of Texas naming the Company as Debtor/Seller, SPV as Secured Party/Buyer/First Assignor, TFC as Secured Party/2nd Assignor and Citicorp North America, Inc., as Administrative Agent (the “Administrative Agent”) as Assignee of Secured Party/2nd Assignor (the “Texas Filing”). A UCC Financing Statement Amendment was filed and recorded on April 7, 2004 (the “Texas UCC Amendment”). The Company and SPV agree and confirm that the Texas UCC Amendment did not release, terminate, or modify the Administrative Agent’s security interest in any Receivables, Conveyed Assets, Collections or other assets constituting Collateral under the SPV Loan Agreement.

     In addition to the existing indemnities under the SPV Loan Agreement, SPV agrees and confirms that any loss, cost or expense incurred by an “Indemnified TFC Party” thereunder that results in connection with the filing and recordation of the Texas UCC Amendment and the purported release contemplated thereby, shall benefit from the indemnification provisions of and shall be repaid by SPV in accordance with Section 7.12 of the SPV Loan Agreement.

SECTION 5. Reference to and Effect on the SPV Loan Agreement.

     5.1 Upon the effectiveness of this Amendment, each reference in the SPV Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the SPV Loan Agreement as amended hereby, and each reference to the SPV Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the SPV Loan Agreement shall mean and be a reference to the SPV Loan Agreement as amended hereby.

     5.2 Except as specifically amended hereby, the SPV Loan Agreement (including without limitation the grant of security interests in the Collateral pursuant to Section 3.1 thereof) and the other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

     5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of TFC or the Administrative Agent under any Loan Document, nor constitute a waiver of any provision contained therein or a release of any Collateral described therein, except as specifically set forth herein.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES. SPV HEREBY AGREES TO ACCEPT THE STATE COURTS LOCATED IN NEW YORK, NEW YORK AS HAVING PROPER JURISDICTION AND BEING THE PROPER VENUE FOR ANY LEGAL PROCEEDINGS ARISING OUT OF THIS AMENDMENT AND ANY LOAN DOCUMENTS.

     SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any purpose.

* * * * *

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TEXTRON FINANCIAL CORPORATION

By:	/S/ NICHOLAS L. MECCA

Name: Nicholas L. Mecca
Title: Managing Director

SILVERLEAF FINANCE II, INC.

By:	/S/ HARRY J. WHITE, JR.

Name: Harry J. White, Jr.
Title: CFO

ACKNOWLEDGED AND AGREED TO BY:

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/S/ LAIN GUTIERREZ

Name: Lain Gutierrez
Title: Vice President

SILVERLEAF RESORTS, INC.

By:	/S/ HARRY J. WHITE, JR.

Name: Harry J. White, Jr.
Title: CFO

List of Exhibits and Schedules Attached to Agreement and not filed herewith:

Ex. A: Developer Transfer Agreement Amendment
Ex. B: Exhibits to SPV Loan Agreement